Exhibit 99.1

eHealth, Inc. Announces First Quarter 2020 Results

First Quarter 2020 Overview

•Revenue for the first quarter of 2020 was $106.4 million, a 55% increase compared to $68.8 million for the first quarter of 2019.
•GAAP net income for the first quarter of 2020 was $3.5 million compared to net loss of $5.2 million for the first quarter of 2019.
•Adjusted EBITDA was $11.1 million for the first quarter of 2020 compared to $8.6 million for the first quarter of 2019.
•Net cash provided by operating activities for the first quarter of 2020 was $8.9 million compared to $12.7 million for the first quarter of 2019.

SANTA CLARA, California — April 23, 2020 — eHealth, Inc. (NASDAQ: EHTH), a leading private online health insurance marketplace, announces today its financial results for the first quarter ended March 31, 2020.

Scott Flanders, chief executive officer of eHealth stated, “In this challenging environment shaped by the COVID-19 pandemic, our company mission to connect every person with the highest quality, most affordable health insurance for their life circumstances is more relevant and important than ever. As social distancing measures remain in place around the country, we are glad to be able to continue to meet consumers wherever it is easiest, most convenient, and safest for them to engage - online and by speaking to a licensed insurance agent over the phone.”

Mr. Flanders continued, “Building on our strong momentum of the past two years, and our record performance in 2019, we are pleased to deliver another quarter of outperformance. The fundamentals of our business are strong and we are achieving strong operating metrics across the business by executing on a clear strategy and making targeted investments to drive growth. Our updated 2020 annual guidance reflects our outperformance to-date, but does not include the additional investments we are contemplating and planning for this year’s Annual Enrollment Period. These will be provided in conjunction with our second quarter results.”

GAAP — First Quarter of 2020 Results

Revenue — Revenue for the first quarter of 2020 totaled $106.4 million, a 55% increase compared to $68.8 million for the first quarter of 2019. Commission revenue for the first quarter of 2020 totaled $99.7 million, a 55% increase compared to $64.2 million for the first quarter of 2019. Other revenue for the first quarter of 2020 was $6.7 million, a 48% increase compared to $4.5 million for the first quarter of 2019.

Revenue from our Medicare segment was $96.2 million for the first quarter of 2020, a 75% increase compared to $54.9 million for the first quarter of 2019. Revenue from our Individual, Family and Small Business segment was $10.3 million for the first quarter of 2020, a 26% decrease compared to $13.9 million for the first quarter of 2019.

Income (Loss) from Operations — Income from operations for the first quarter of 2020 was $1.0 million compared to loss from operations of $9.2 million for the first quarter of 2019.

Pre-Tax Income (Loss) — Pre-tax income for the first quarter of 2020 was $1.4 million compared to pre-tax loss of $8.6 million for the first quarter of 2019.

Benefit from Income Taxes — Benefit from income taxes for the first quarter of 2020 was $2.0 million compared to $3.5 million for the first quarter of 2019.

Net Income (Loss) — Net income for the first quarter of 2020 was $3.5 million, or $0.13 net income per diluted share, compared to net loss of $5.2 million, or $0.24 net loss per diluted share, for the first quarter of 2019.

Segment Profit — Medicare segment profit was $22.0 million for the first quarter of 2020, a 103% increase compared to $10.8 million for the first quarter of 2019. Profit from our Individual, Family and Small Business segment was $2.6 million for the first quarter of 2020, a 57% decrease, compared to $6.0 million for the first quarter of 2019.

Non-GAAP — First Quarter of 2020 Results

Non-GAAP Net Income — Non-GAAP net income for the first quarter of 2020 was $10.3 million, or $0.39 non-GAAP net income per diluted share, compared to non-GAAP net income of $7.2 million, or $0.33 non-GAAP net income per diluted share, for the first quarter of 2019.

Non-GAAP net income and non-GAAP net income per diluted share for the first quarter of 2020 are calculated by excluding $8.7 million of stock-based compensation expense, $0.5 million of amortization of intangible assets and $2.4 million of the income tax effect of these non-GAAP adjustments from GAAP net income and GAAP net income per diluted share.

Non-GAAP net income and non-GAAP net income per diluted share for the first quarter of 2019 are calculated by excluding $3.2 million of stock-based compensation expense, $13.3 million of expense for the change in fair value of earnout liability related to our acquisition of GoMedigap, $0.5 million of amortization of intangible assets, and $4.7 million of the income tax effect of these non-GAAP adjustments from GAAP net loss and GAAP net loss per diluted share.

Adjusted EBITDA — Adjusted EBITDA was $11.1 million for the first quarter of 2020 compared to $8.6 million for the first quarter of 2019. Adjusted EBITDA is calculated by adding stock-based compensation, change in fair value of earnout liability related to our acquisition of GoMedigap, depreciation and amortization expense, amortization of intangible assets, other income, net, and benefit from income taxes to GAAP net income (loss).

Approved Members, New Paying Members and Estimated Membership

Approved Members — The number of approved members for all Medicare products, which includes Medicare Advantage, Medicare Supplement and Medicare Part D Prescription Drug Plans, was 84,702 in the first quarter of 2020, a 46% increase compared to 57,899 in the first quarter of 2019. The number of approved members for major medical individual and family plan products declined by 19% in the first quarter of 2020 to 9,365 compared to 11,598 in the first quarter of 2019.

New Paying Members — The number of new paying members for all Medicare products was 161,564 in the first quarter of 2020, a 61% increase compared to 100,113 in the first quarter of 2019. The number of new paying members for major medical individual and family plan products was 15,510, a 28% decrease compared to 21,402 in the first quarter of 2019. New Paying Members consist of approved members from the period presented and any periods prior to the period presented from whom we have received an initial commission payment during the period presented.

Estimated Membership — Total estimated membership as of March 31, 2020 was 1,136,954, a 19% increase compared to 952,239 estimated members we reported as of March 31, 2019. Estimated Medicare membership as of March 31, 2020 was 725,943, a 44% increase compared to 503,877 estimated members reported as of March 31, 2019. Estimated major medical individual and family plan membership as of March 31, 2020 was 113,483, a 13% decrease compared to 130,297 estimated members reported as of March 31, 2019.

Cash — First Quarter of 2020

Cash Flows — Net cash provided by operating activities was $8.9 million for the first quarter of 2019, compared to net cash provided by operating activities of $12.7 million for the first quarter of 2019.

2020 Guidance

Based on information available as of April 23, 2020, eHealth is updating its guidance for the full year ending December 31, 2020 previously provided on February 20, 2020. These expectations are forward-looking statements and eHealth assumes no obligation to update these statements. Actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in eHealth’s annual and quarterly filings with the Securities and Exchange Commission.

The following is the updated guidance for the full year ending December 31, 2020:

•Total revenue is expected to be in the range of $600.0 million to $640.0 million, compared to the previous guidance of $580.0 million to $620.0 million. Revenue from the Medicare segment is expected to be in the range of $553.0 million to $589.0 million, compared to the previous guidance of $533.0 million to $569.0 million. Revenue from the Individual, Family and Small Business segment is expected to be in the range of $47.0 million to $51.0 million, consistent with the previous guidance.

•GAAP net income is expected to be in the range of $70.0 million to $85.0 million, compared to the previous guidance of $68.0 million to $83.0 million.

•Adjusted EBITDA(a) is expected to be in the range of $125.0 million to $140.0 million, compared to the previous guidance of $120.0 million to $135.0 million.

•Medicare segment profit(b) is expected to be in the range of $157.0 million to $174.0 million, compared to the previous guidance of $152.0 million to $169.0 million. Individual, Family and Small Business segment profit is expected to be in the range of $17.0 million to $18.0 million, consistent with the previous guidance.

•Corporate(c) shared service expenses, excluding stock-based compensation and depreciation and amortization expense, is expected to be in range of $49.0 million to $52.0 million, consistent with the previous guidance.

•Cash used in operations is expected to be in the range of $61.0 million to $64.0 million, compared to the previous guidance of $52.0 million to $55.0 million, and cash used for capital expenditures is expected to be $18.0 million to $20.0 million, consistent with the previous guidance.

•GAAP net income per diluted share is expected to be in the range of $2.55 to $3.10, compared to the previous guidance of $2.64 to $3.23 per share.

•Non-GAAP net income per diluted share(d) is expected to be in the range of $3.41 to $3.90, compared to the previous guidance of $3.56 to $4.09 per share.

(a)	Adjusted EBITDA is calculated by adding stock-based compensation, change in fair value of earnout liability, depreciation and amortization expense, amortization of intangible assets, other income, net, and provision (benefit) for income taxes to GAAP net income (loss).
(b)	Segment profit is calculated as revenue for the applicable segment less Marketing and Advertising, Customer Care and Enrollment, Technology and Content and General and Administrative operating expenses, excluding stock-based compensation, change in fair value of earnout liability, depreciation and amortization expense and amortization of intangible assets, that are directly attributable to the applicable segment and other indirect Marketing and Advertising, Customer Care and Enrollment and Technology and Content operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, allocated to the applicable segment based on usage.
(c)	Corporate consists of other indirect General and Administrative operating expenses, excluding stock-based compensation and depreciation and amortization expense, which are managed in a corporate shared services environment and, since they are not the responsibility of segment operating management, are not allocated to the reportable segments.
(d)	Non-GAAP net income per diluted share is calculated by adding stock-based compensation expense per diluted share, change in fair value of earnout liability per diluted share, intangible asset amortization expense per diluted share and the income tax effect of these non-GAAP adjustments to GAAP net income per diluted share.

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, April 23, 2020 at 5:00 p.m. Eastern / 2:00 p.m. Pacific Time. The live Webcast and supporting presentation slides will be available on the Investor Relations section of eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing (877) 930-8066 for domestic callers and (253) 336-8042 for international callers. The participant passcode is 8091632. A telephone replay will be available two hours following the conclusion of the call for a period of seven days and can be accessed by dialing (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The call ID for the replay is 8091632. The live and archived webcast of the call will also be available on eHealth's website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. (NASDAQ: EHTH) operates a leading health insurance marketplace at eHealth.com and eHealthMedicare.com with a technology and service platform that provides consumer engagement, education and health insurance enrollment solutions. Our mission is to connect every person with the highest quality, most affordable health insurance and Medicare plans for their life circumstances. Our platform integrates proprietary and third-party developed educational content regarding health insurance plans with decision support tools to aid consumers in what has traditionally been a confusing and opaque health insurance purchasing process, and to help them obtain the health insurance products that meet their individual health and economic needs. Our omni-channel consumer engagement platform is designed to meet the consumer wherever they prefer to engage with us, and enables consumers to use our services online, through interactive chat, or by telephone with a licensed insurance agent. We have created a marketplace that offers consumers a broad choice of insurance products that include thousands of Medicare Advantage, Medicare Supplement, Medicare Part D prescription drug, individual and family, small business and other ancillary health insurance products from over 180 health insurance carriers across all fifty states and the District of Columbia.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our expected growth in 2020, our estimates regarding total membership, Medicare membership, Individual and Family plan membership and ancillary and small business membership, our estimates regarding constrained lifetime values of commissions per member and constraints on lifetime value by product category, our plans to invest in our Medicare business, and our guidance for the full year ending December 31, 2020, including our guidance for total revenue and revenue from our Medicare segment and our Individual, Family and Small Business segment, GAAP net income, Adjusted EBITDA, profit from our Medicare segment and our Individual, Family and Small Business segment, Corporate shared service expense, cash used in operations and cash used for capital expenditures, and GAAP net income per diluted share and non-GAAP net income per diluted share.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by the Accounting Standards Codification 606 — Revenue from Contracts with Customers to make numerous assumptions that are based on historical trends and our management’s judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this press release carefully.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to retain existing members and enroll new members during the annual healthcare open enrollment period and Medicare annual enrollment period; changes in laws and regulations, including in connection with healthcare reform or with respect to the marketing and sale of Medicare plans; competition, including competition from government-run health insurance exchanges; the seasonality of our business and the fluctuation of our operating results; our ability to accurately estimate membership and lifetime value of commissions; changes in product offerings among carriers on our ecommerce platform and the resulting impact on our commission revenue; our ability to execute on our growth strategy in the Medicare market; the continued impact of the COVID-19 pandemic on our operations, business, financial condition and growth prospects, as well as on the general economy; exposure to security risks and our ability to safeguard the security and privacy of confidential data; our relationships with health insurance carriers; customer concentration and consolidation of the health insurance industry; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to hire, train and retain licensed health insurance agents and other employees; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; changes in the market for private health insurance; consumer satisfaction of our service; changes in member conversion rates; changes in commission rates; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy-eligible individuals through government-run health insurance exchanges; our ability to maintain and enhance our brand identity; our ability to derive desired benefits from investments in our business, including membership growth initiatives; reliance on marketing partners; the impact of our direct-to-consumer email, telephone and television marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; our ability to successfully make and integrate acquisitions; dependence on our operations in China; the restrictions in our debt obligations; compliance with insurance and other laws and regulations; and the performance, reliability and availability of our ecommerce platform and underlying network infrastructure. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to eHealth as of the date hereof, and eHealth does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with non-GAAP financial measures, including non-GAAP net income (loss); non-GAAP net income (loss) per diluted share; and adjusted EBITDA.

•Non-GAAP net income (loss) consists of GAAP net income (loss) excluding the following items:
◦the effects of expensing stock-based compensation related to stock options and restricted stock units,
◦change in fair value of earnout liability,
◦amortization of intangible assets, and
◦the income tax impact of non-GAAP adjustments.

•Non-GAAP net income (loss) per diluted share consists of GAAP net income (loss) per diluted share excluding the following items:
◦the effects of expensing stock-based compensation related to stock options and restricted stock units per diluted share,
◦change in fair value of earnout liability per diluted share,
◦amortization of intangible assets per diluted share, and
◦the income tax impact of non-GAAP adjustments per diluted share.

•Adjusted EBITDA is calculated by adding stock-based compensation, change in fair value of earnout liability, depreciation and amortization expense, amortization of intangible assets, other income, net and provision (benefit) for income taxes to GAAP net income (loss).

eHealth believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provides an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and Adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP net income (loss) and GAAP net income (loss) per diluted share and providing investors with reconciliations from eHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact

Kate Sidorovich, CFA
Vice President, Investor Relations
2625 Augustine Drive, Second Floor
Santa Clara, CA, 95054
650-210-3111
kate.sidorovich@ehealth.com
http://ir.ehealthinsurance.com

(Tables to Follow)

EHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$184,167	$23,466
Short-term marketable securities	33,683	—
Accounts receivable	668	2,332
Commissions receivable — current	125,252	174,526
Prepaid expenses and other current assets	9,202	7,822
Total current assets	352,972	208,146
Commissions receivable — non-current	435,465	414,696
Property and equipment, net	12,875	10,518
Long-term marketable securities	24,409	—
Operating lease right-of-use assets	43,396	36,621
Restricted cash	3,353	3,354
Other assets	19,300	18,004
Intangible assets, net	9,516	10,062
Goodwill	40,233	40,233
Total assets	$941,519	$741,634
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,906	$24,554
Accrued compensation and benefits	18,473	29,578
Accrued marketing expenses	4,711	12,041
Earnout liability — current	—	37,273
Lease liabilities — current	4,174	4,759
Deferred revenue	2,683	2,570
Other current liabilities	3,736	2,210
Total current liabilities	42,683	112,985
Deferred income taxes — non-current	61,623	64,130
Lease liabilities — non-current	41,992	34,305
Other non-current liabilities	3,535	3,050
Stockholders’ equity:
Common stock	37	35
Additional paid-in capital	717,380	455,159
Treasury stock, at cost	(199,998)	(199,998)
Retained earnings	274,157	271,852
Accumulated other comprehensive income	110	116
Total stockholders’ equity	791,686	527,164
Total liabilities and stockholders’ equity	$941,519	$741,634

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue:
Commission	$99,669	$64,227
Other	6,739	4,546
Total revenue	106,408	68,773
Operating costs and expenses:
Cost of revenue	1,138	(77)
Marketing and advertising	37,764	23,941
Customer care and enrollment	30,535	19,944
Technology and content	15,740	9,017
General and administrative	19,653	11,278
Amortization of intangible assets	547	547
Change in fair value of earnout liability	—	13,306
Total operating costs and expenses	105,377	77,956
Income (loss) from operations	1,031	(9,183)
Other income, net	373	557
Income (loss) before benefit from income taxes	1,404	(8,626)
Benefit from income taxes	(2,048)	(3,467)
Net income (loss)	$3,452	$(5,159)

Net income (loss) per share:
Basic	$0.14	$(0.24)
Diluted	$0.13	$(0.24)
Weighted-average number of shares used in per share amounts:
Basic	24,719	21,831
Diluted	26,179	21,831

(1) Includes stock-based compensation as follows:
Marketing and advertising	$1,730	$629
Customer care and enrollment	662	273
Technology and content	1,617	549
General and administrative	4,705	1,778
Total stock-based compensation expense	$8,714	$3,229

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended March 31,
	2020	2019
Operating activities:
Net income (loss)	$3,452	$(5,159)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	823	655
Amortization of internally developed software	1,501	719
Amortization of intangible assets	547	547
Stock-based compensation expense	8,714	3,229
Deferred income taxes	(2,141)	(3,543)
Change in fair value of earnout liability	—	13,306
Other non-cash items	223	(1,194)
Changes in operating assets and liabilities:
Accounts receivable	1,664	221
Commissions receivable	26,873	17,648
Prepaid expenses and other assets	(159)	1,111
Accounts payable	(16,279)	(768)
Accrued compensation and benefits	(11,104)	(9,390)
Accrued marketing expenses	(7,329)	(7,147)
Deferred revenue	113	2,897
Accrued expenses and other liabilities	2,009	(383)
Net cash provided by operating activities	8,907	12,749
Investing activities:
Capitalized internal-use software and website development costs	(3,564)	(1,487)
Purchases of property and equipment and other assets	(2,508)	(1,509)
Purchases of marketable securities	(58,064)	—
Cash used in investing activities	(64,136)	(2,996)
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	228,024	126,051
Net proceeds from exercise of common stock options	1,091	2,367
Repurchase of shares to satisfy employee tax withholding obligations	(4,375)	(1,280)
Repayment of debt	—	(5,000)
Acquisition-related contingent payments	(8,751)	(9,542)
Principal payments in connection with leases	(58)	(25)
Net cash provided by financing activities	215,931	112,571
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2)	62
Net increase in cash, cash equivalents and restricted cash	160,700	122,386
Cash, cash equivalents and restricted cash at beginning of period	26,820	13,089
Cash, cash equivalents and restricted cash at end of period	$187,520	$135,475

EHEALTH, INC.
SEGMENT INFORMATION
(In thousands, unaudited)

	Three Months Ended March 31,
	2020	2019	% Change
Revenue:
Medicare (1)	$96,151	$54,901	75%
Individual, Family and Small Business (2)	10,257	13,872	(26)%
Total revenue	$106,408	$68,773	55%

Segment profit:
Medicare segment profit (3)	$21,960	$10,826	103%
Individual, Family and Small Business segment profit (3)	2,603	6,024	(57)%
Total segment profit	24,563	16,850	46%
Corporate (4)	(13,448)	(8,296)	62%
Stock-based compensation expense	(8,714)	(3,229)	170%
Change in fair value of earnout liability	—	(13,306)	(100)%
Depreciation and amortization	(823)	(655)	26%
Amortization of intangible assets	(547)	(547)	—%
Other income, net	373	557	(33)%
Income (loss) before benefit from income taxes	$1,404	$(8,626)	(116)%

Segment Information

We evaluate our business performance and manage our operations as two distinct reporting segments:
•Medicare; and
•Individual, Family and Small Business.

(1)
The Medicare segment consists primarily of amounts earned from our sale of Medicare-related health insurance plans, including Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans, and to a lesser extent, ancillary products sold to our Medicare-eligible customers, including but not limited to, dental and vision plans, as well as our advertising program that allows Medicare-related carriers to purchase advertising on a separate website developed, hosted and maintained by us and our delivery and sale to third parties of Medicare-related health insurance leads generated by our ecommerce platforms and our marketing activities.

(2)
The Individual, Family and Small Business segment consists primarily of amounts earned from our sale of individual, family and small business health insurance plans and ancillary products sold to our non-Medicare-eligible customers, including but not limited to, dental, vision, and short-term insurance. To a lesser extent, the Individual, Family and Small Business segment consists of amounts earned from our online sponsorship program that allows carriers to purchase advertising space in specific markets in a sponsorship area on our website, our licensing to third parties the use of our health insurance ecommerce technology, and our delivery and sale to third parties of individual and family health insurance leads generated by our ecommerce platforms and our marketing activities.

(3)
Segment profit is calculated as revenue for the applicable segment less marketing and advertising, customer care and enrollment, technology and content and general and administrative operating expenses, excluding stock-based compensation, depreciation and amortization expense, acquisition costs, change in fair value of earnout liability, restructuring charges and amortization of intangible assets, that are directly attributable to the applicable segment and other indirect marketing and advertising, customer care and enrollment and technology and content operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, allocated to the applicable segment based on usage.

(4)
Corporate consists of other indirect general and administrative operating expenses, excluding stock-based compensation, depreciation and amortization expense, which are managed in a corporate shared services environment and, because they are not the responsibility of segment operating management, are not allocated to the reportable segments.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
COMMISSION REVENUE BY PRODUCT
(In thousands, unaudited)

	Three Months Ended March 31,
	2020	2019	% Change
Medicare:
Medicare Advantage	$68,347	$39,843	72%
Medicare Supplement	15,170	8,597	76%
Medicare Part D	5,661	2,336	142%
Total Medicare	89,178	50,776	76%
Individual and Family: (1)
Non-Qualified Health Plans	1,446	2,629	(45)%
Qualified Health Plans	1,210	3,508	(66)%
Total Individual and Family	2,656	6,137	(57)%
Ancillaries:
Short-term	2,216	1,316	68%
Dental	743	790	(6)%
Vision	243	462	(47)%
Other	1,049	951	10%
Total Ancillaries	4,251	3,519	21%
Small Business	2,971	2,640	13%
Commission Bonus	613	1,155	(47)%
Total Commission Revenue	$99,669	$64,227	55%

(1)
We define our individual and family plan offerings as major medical individual and family health insurance plans, which does not include Medicare-related, small business or ancillary plans. Individual and family health insurance plans include both qualified and non-qualified plans. Qualified health plans are individual and family health insurance plans that meet the requirements of the Affordable Care Act and are offered through the government-run health insurance exchange in the relevant jurisdiction. Non-qualified health plans are individual and family health insurance plans that meet the requirements of the Affordable Care Act and are not offered through the exchange in the relevant jurisdiction. Individuals that purchase non-qualified health plans cannot receive a subsidy in connection with the purchase of those plans.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
COMMISSION REVENUE SUMMARY
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Medicare:
Commission Revenue from Members Approved During the Period (1)	$81,125	$50,582
Net Commission Revenue from Members Approved in Prior Periods (2)	8,979	1,067
Total Medicare Segment Commission Revenue	$90,104	$51,649
Individual, Family and Small Business:
Commission Revenue from Members Approved During the Period (1)	$5,796	$6,225
Net Commission Revenue from Members Approved in Prior Periods (2)	3,769	6,353
Total Individual, Family and Small Business Segment Commission Revenue	$9,565	$12,578
Total Commission Revenue	$99,669	$64,227

________

(1)  These amounts include commission bonus revenue.
(2)  These amounts reflect our revised estimates of cash collections for certain members approved prior to the relevant reporting period that are recognized as adjustments to revenue within the relevant reporting period. These amounts include revenue associated with renewing small business health insurance members.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
APPROVED MEMBERS
(Unaudited)

	Three Months Ended March 31,
	2020	2019	% Change
Medicare:
Medicare Advantage	64,898	40,741	59%
Medicare Supplement	10,838	8,631	26%
Medicare Part D	8,966	8,527	5%
Total Medicare	84,702	57,899	46%
Individual and Family:
Non-Qualified Health Plans	4,820	6,071	(21)%
Qualified Health Plans	4,545	5,527	(18)%
Total Individual and Family	9,365	11,598	(19)%
Ancillaries:
Short-term	12,138	14,932	(19)%
Dental	9,710	13,056	(26)%
Vision	4,501	6,415	(30)%
Other	4,325	5,212	(17)%
Total Ancillaries	30,674	39,615	(23)%
Small Business	3,603	4,252	(15)%
Total Approved Members	128,344	113,364	13%

Approved Members
Approved members consist of the number of individuals on submitted applications that were approved by the relevant insurance carrier for the identified product during the period presented. Approved members may not pay for their plan and become paying members.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
NEW PAYING MEMBERS
(Unaudited)

	Three Months Ended March 31,
	2020	2019	% Change
Medicare:
Medicare Advantage	86,299	49,531	74%
Medicare Supplement	11,560	9,786	18%
Medicare Part D	63,705	40,796	56%
Total Medicare	161,564	100,113	61%
Individual and Family:
Non-Qualified Health Plans	9,553	14,012	(32)%
Qualified Health Plans	5,957	7,390	(19)%
Total Individual and Family	15,510	21,402	(28)%
Ancillaries:
Short-term	12,260	20,119	(39)%
Dental	10,413	14,384	(28)%
Vision	5,571	8,848	(37)%
Other	4,313	5,891	(27)%
Total Ancillaries	32,557	49,242	(34)%
Small Business	5,156	6,992	(26)%
Total New Paying Members	214,787	177,749	21%

New Paying Members

New Paying Members consist of approved members from the period presented and any periods prior to the period presented from whom we have received an initial commission payment during the period presented.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
ESTIMATED MEMBERSHIP
(Unaudited)

	As of March 31,
	2020	2019	% Change
Medicare: (1)
Medicare Advantage	404,262	280,763	44%
Medicare Supplement	97,527	76,875	27%
Medicare Part D	224,154	146,239	53%
Total Medicare	725,943	503,877	44%
Individual and Family (2)	113,483	130,297	(13)%
Ancillaries: (3)
Short-term	23,553	23,626	—%
Dental	123,260	137,179	(10)%
Vision	70,590	76,303	(7)%
Other	36,012	37,985	(5)%
Total Ancillaries	253,415	275,093	(8)%
Small Business (4)	44,113	42,972	3%
Total Estimated Membership	1,136,954	952,239	19%
_________
(1) To estimate the number of members on Medicare-related health insurance plans, we take the sum of (i) the number of members for whom we have received or applied a commission payment for a month that may be up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation.
(2) To estimate the number of members on Individual and Family health insurance plans ("IFP"), we take the sum of (i) the number of IFP members for whom we have received or applied a commission payment for a month that may be up to three months prior to the date of estimation after reducing that number using historical experience for assumed member cancellations over the period being estimated; and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation.
(3) To estimate the number of members on ancillary health insurance plans (such as short-term, dental and vision insurance), we take the sum of (i) the number of members for whom we have received or applied a commission payment for a month that may be up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. The one to three-month period varies by insurance product and is largely dependent upon the timeliness of commission payment and related reporting from the related carriers.
(4) To estimate the number of members on small business health insurance plans, we use the number of initial members at the time the group was approved, and we update this number for changes in membership if such changes are reported to us by the group or carrier. However, groups generally notify the carrier directly of policy cancellations and increases or decreases in group size without informing us. Health insurance carriers often do not communicate policy cancellation information or group size changes to us. We often are made aware of policy cancellations and group size changes at the time of annual renewal and update our membership statistics accordingly in the period they are reported.

Estimated Membership
Estimated membership represents the estimated number of members active as of the date indicated based on the number of members for whom we have received or applied a commission payment during the month of estimation.
Health insurance carriers bill and collect insurance premiums paid by our members. The carriers do not report to us the number of members that we have as of a given date. The majority of our members who terminate their policies do so by discontinuing their premium payments to the carrier and do not inform us of the cancellation. Also, some of our members pay their premiums less frequently than monthly. Given the number of months required to observe non-payment of commissions in order to confirm cancellations, we estimate the number of members who are active on insurance policies as of a specified date.

After we have estimated membership for a period, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We do not update our estimated membership numbers reported in previous periods. Instead, we reflect updated information regarding our historical membership in the membership estimate for the current period. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next. As a result of the delay we experience in receiving information about our membership, it is difficult for us to determine with any certainty the impact of current conditions on our membership retention. Healthcare reform and its impacts as well as other factors could cause the assumptions and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
CONSTRAINED LIFETIME VALUE OF
COMMISSIONS PER APPROVED MEMBER
(Unaudited)

	Three Months Ended March 31,
	2020	2019	% Change
Medicare:
Medicare Advantage (1)	$1,006	$954	5%
Medicare Supplement (1)	$1,158	$999	16%
Medicare Part D (1)	$260	$258	1%
Individual and Family:
Non-Qualified Health Plans (1)	$199	$178	12%
Qualified Health Plans (1)	$240	$194	24%
Ancillaries:
Short-term (1)	$150	$65	131%
Dental (1)	$67	$71	(6)%
Vision (1)	$52	$63	(17)%
Small Business (2)	$160	$155	3%

Constrained Lifetime Value of Commissions Per Approved Member
(1) Constrained lifetime value (“LTV”) of commissions per approved member represents commissions estimated to be collected over the estimated life of an approved member’s policy after applying constraints in accordance with our revenue recognition policy. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, estimated average plan duration, the regulatory environment, and cancellations of insurance plans offered by health insurance carriers with which we have a relationship. These factors may result in varying values from period to period.
(2) For small business, the amount represents the estimated commissions we expect to collect from the plan over the following twelve months. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, estimated average plan duration, the regulatory environment, and cancellations of insurance plans offered by health insurance carriers with which we have a relationship and applied constraints. These factors may result in varying values from period to period.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
CONSTRAINTS ON LIFETIME VALUE
OF COMMISSIONS PER APPROVED MEMBER
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Medicare:
Medicare Advantage	7%	7%
Medicare Supplement	5%	5%
Medicare Part D	5%	5%
Individual and Family:
Non-Qualified Health Plans	15%	15%
Qualified Health Plans	4%	20%
Ancillaries	10%	10%
Small Business	—%	—%

Constraints on Lifetime Value of Commissions Per Approved Member
Constraints are applied to derive LTV of commissions per approved member for revenue recognition in accordance with our revenue recognition policy. The constraints are applied to help ensure that commissions estimated to be collected over the estimated life of an approved member’s plan are recognized as revenue only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with future commissions receivable from the plan is subsequently resolved. We evaluate constraints on a quarterly basis for factors affecting our estimate of LTV of commissions per approved member and apply management judgment to determine the constraints based on current trends impacting our business.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
EXPENSE METRICS PER APPROVED MEMBER
(Unaudited)

	Three Months Ended March 31,		% Change
	2020	2019
Medicare variable cost per approved member:
Medicare variable marketing cost per approved Medicare Advantage ("MA")-equivalent member (1)	$349	$334	5%
Medicare customer care and enrollment ("CC&E") cost per approved MA-equivalent member (2)	364	344	6%
Total Medicare cost per approved member	$713	$678	5%

Individual and Family Plan ("IFP") variable cost per approved member:
IFP variable marketing cost per approved IFP-equivalent member (3)	$36	$24	50%
IFP CC&E cost per approved IFP-equivalent member (4)	79	66	20%
Total IFP cost per approved member	$115	$90	28%

Expense Metrics Per Approved Member

(1)  Variable marketing cost per approved MA-equivalent member represents direct costs incurred in member acquisition for Medicare Advantage, Medicare Supplement and Medicare Part D plans from our direct marketing partners and online advertising channels divided by MA-equivalent approved members in a given period. MA-equivalent members is a derived metric and is equal to the sum of Medicare Part D approved members divided by 4, the number of Medicare Advantage approved members and the number of Medicare Supplement approved members in the given period.
(2) Medicare CC&E cost per approved MA-equivalent member is equal to the CC&E expense of our Medicare business included in our operating costs divided by MA-equivalent approved members in a given period. MA-equivalent approved members is a derived metric and is equal to the sum of Medicare Part D approved members divided by 4, the number of Medicare Advantage approved members and the number of Medicare Supplement approved members in the given period.
(3) Variable marketing cost per approved IFP-equivalent member represents direct costs incurred in member acquisition for IFP plans from our direct, marketing partners and online advertising channels divided by IFP-equivalent approved members in a given period. IFP-equivalent approved members is a derived metric and is equal to the sum of the number of short-term approved members divided by 3 and the IFP approved members in the given period.
(4)  IFP CC&E cost per approved IFP-equivalent member is equal to the CC&E expense of our IFP business included in our operating costs divided by IFP-equivalent approved members in a given period. IFP-equivalent approved members is a derived metric and is equal to the sum of the number of short-term approved members divided by 3 and the IFP approved members in the given period.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2020	2019
GAAP net income (loss)	$3,452	$(5,159)
Stock-based compensation expense (1)	8,714	3,229
Change in fair value of earnout liability (2)	—	13,306
Amortization of intangible assets (3)	547	547
Tax effect of non-GAAP adjustments (4)	(2,396)	(4,687)
Non-GAAP net income	$10,317	$7,236

GAAP net income (loss) per diluted share	$0.13	$(0.24)
Stock-based compensation expense (1)	0.33	0.15
Change in fair value of earnout liability (2)	—	0.61
Amortization of intangible assets (3)	0.02	0.03
Tax effect of non-GAAP adjustments (4)	(0.09)	(0.22)
Non-GAAP net income per diluted share	$0.39	$0.33

GAAP net income (loss)	$3,452	$(5,159)
Stock-based compensation expense (1)	8,714	3,229
Change in fair value of earnout liability (2)	—	13,306
Depreciation and amortization (5)	823	655
Amortization of intangible assets (3)	547	547
Other income, net (6)	(373)	(557)
Benefit from income taxes (7)	(2,048)	(3,467)
Adjusted EBITDA	$11,115	$8,554

Explanation of Adjustments

(1)	Non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA exclude the effect of expensing stock-based compensation related to stock options and restricted stock units.
(2)	Non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA exclude the change in fair value of earnout liability related to the acquisition of GoMedigap, which was completed in January 2018.
(3)	Non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA exclude amortization of intangible assets.
(4)	Non-GAAP net income, non-GAAP net income per diluted share exclude the tax effect of non-GAAP adjustments.
(5)	Adjusted EBITDA excludes depreciation and amortization.
(6)	Adjusted EBITDA excludes other income, net.
(7)	Adjusted EBITDA excludes benefit from income taxes.

EHEALTH, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GUIDANCE
(In millions, except per share amounts, unaudited)

	Year Ending December 31, 2020
	Low	High
GAAP net income	$70.0	$85.0
Stock-based compensation expense	29.0	27.0
Amortization of intangible assets	1.5	1.5
Tax effect of non-GAAP adjustments	(7.0)	(6.6)
Non-GAAP net income (1)	$93.5	$106.9

GAAP net income per diluted share	$2.55	$3.10
Stock-based compensation expense	1.06	0.98
Amortization of intangible assets	0.05	0.05
Tax effect of non-GAAP adjustments	(0.25)	(0.23)
Non-GAAP net income per diluted share (2)	$3.41	$3.90

GAAP net income	$70.0	$85.0
Stock-based compensation expense	29.0	27.0
Depreciation and amortization	5.0	4.0
Amortization of intangible assets	1.5	1.5
Other income, net	(1.5)	(2.5)
Provision for income taxes	21.0	25.0
Adjusted EBITDA (3)	$125.0	$140.0

Explanation of Adjustments

(1)	Non-GAAP net income is calculated by adding stock-based compensation, amortization of intangible assets, and the income tax effect of non-GAAP adjustments to GAAP net income.
(2)
Non-GAAP net income per diluted share is calculated by adding stock-based compensation expense per diluted share, amortization of intangible assets per diluted share per diluted share, and the income tax effect of non-GAAP adjustments to GAAP net income per diluted share.

(3)
Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, amortization of intangible assets, other income, net, and provision for income taxes to GAAP net income.